Exhibit 99.1

NewsRelease

TC PipeLines, LP Completes Acquisition of GTN and Bison from

TransCanada

OMAHA, Nebraska – May 03, 2011 – TC PipeLines, LP (NASDAQ: TCLP) (the Partnership) today announced it has completed its acquisition to acquire a 25 percent interest in each of Gas Transmission Northwest LLC (GTN) and Bison Pipeline LLC (Bison) from subsidiaries of TransCanada Corporation (TSX, NYSE: TRP) (TransCanada). The acquisition is expected to be immediately accretive to Partnership cash flows and earnings.

The Partnership funded the acquisition with net proceeds of approximately $338 million received from its recently closed equity offering, a draw of $61 million from its bridge loan facility and the balance drawn from its $250 million senior revolving credit facility together with operating cash flow. Plans are currently underway to put longer term debt financing for the acquisition in place.

TC PipeLines, LP has interests in 5,560 miles of federally regulated U.S. interstate natural gas pipelines which serve markets across the United States and Eastern Canada. This includes significant interests in Great Lakes Gas Transmission Limited Partnership and Northern Border Pipeline Company as well as 25 percent ownership interest in each of Gas Transmission Northwest LLC, and Bison Pipeline LLC. TC PipeLines, LP also has 100 percent ownership of North Baja Pipeline, LLC and Tuscarora Gas Transmission Company. TC PipeLines, LP is managed by its general partner, TC PipeLines GP, Inc., an indirect wholly owned subsidiary of TransCanada Corporation. TC PipeLines GP, Inc. also holds common units of TC PipeLines, LP. Common units of TC PipeLines, LP are quoted on the NASDAQ Global Select Market and trade under the symbol “TCLP.” For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Cautionary Statement Regarding Forward-Looking Information

This news release may include “forward-looking statements” regarding future events and the future financial performance of TC PipeLines, LP. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Words such as “anticipate,”“believe,” “continue,” “estimate,” “expect,” “intend,” “forecast,” “project,” “may,” “plan,” “strategy,” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events and are not guarantees of performance. Actual results may differ materially from those expressed or implied in these forward-looking statements and are subject to a number of risks and uncertainties. Important factors that could cause actual results to materially differ from the Partnership’s current expectations include the demand for Great Lakes, Northern Border and GTN transportation in the future; the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy; regulatory decisions, particularly those of the FERC; the ability of Great Lakes, Northern Border and GTN to recontract their available capacity on competitive terms; the Partnership’s ability to identify and/or consummate accretive growth opportunities from TransCanada Corporation or others; the ability to access capital and credit markets with competitive rates and terms; operational decisions of the operator of our pipeline systems; the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations; supply of natural gas in the Western Canada Sedimentary

Basin and in competing basins, such as the Rocky Mountains; future demand for natural gas; overcapacity in the industry; success of other pipelines competing with Northern Border, Great Lakes and GTN by bringing competing U.S.-sourced gas to Northern Border’s, Great Lakes’ and GTN’s markets; and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Report on Form 10-Q. These filings are available to the public over the Internet at the SEC’s website (www.sec.gov) and via the Partnership’s website (www.tcpipelineslp.com). The Partnership disclaims any intention or obligation to update publicly or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, occurring after the date hereof.

Media Inquiries:	Terry Cunha/Shawn Howard	403.920.7859
		800.608.7859

Unitholder and Analyst Inquiries:	Lee Evans	877.290.2772
		investor_relations@tcpipelineslp.com